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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pacific Aerospace & Electronics, Inc., relating to 4,000,000 shares of common stock issuable under the Company's 1999 Stock Incentive Plan, of our report dated July 2, 1997, appearing in the Annual Report on Form 10-K of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1999.


/s/ Moss Adams LLP

Seattle, Washington
May 10, 2000